Exhibit 10.30.2

SECOND AMENDMENT TO LICENSE AND DEVELOPMENT AGREEMENT

This SECOND AMENDMENT TO LICENSE AND DEVELOPMENT AGREEMENT (this “Second Amendment”) is made and entered into as of this 18th day of June, 2019 (“Effective Date”) by and between Athenex, Inc., a corporation organized and existing under the laws of the state of Delaware, USA, with a principal place of business at 1001 Main Street, Suite 600, Buffalo, New York 14203 (“Athenex”), Almirall S.A., a corporation organized and existing under the laws of Spain with a principal place of business at Ronda del General Mitre 151, Barcelona 08022 (“Almirall”), and Almirall LLC (formerly named, Aqua Pharmaceuticals, LLC), a limited liability company organized and existing under the laws of the Commonwealth of Pennsylvania, with a principal place of business at 707 Eagleview Blvd., Suite 200, Exton, PA 19341 (“Almirall LLC”).

WITNESSETH

WHEREAS, Athenex, Almirall and Almirall LLC entered into a License and Development Agreement on December 11, 2017 for the license by Athenex to Almirall and Almirall LLC of certain rights in the topical formulation of Athenex’s compound KX-01/KX2-391 (as amended by that certain First Amendment to License and Development Agreement, dated as of September 26, 2018 among Athenex, Almirall and Almirall LLC, the “License”);

WHEREAS, Athenex, Almirall and Almirall LLC wish to amend Article 1.1 and certain the terms of the Article 4.2(a) of the License;

NOW, THEREFORE, based upon the above Recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.All capitalized terms used in this Second Amendment and not defined herein shall have the meaning given to them in the License. Except as amended by this Second Amendment, the License shall continue in full force and effect.

2.Article 1.1 of the License shall be superseded and replaced with the following:

1.1“12 Months Phase 3 Long Term Recurrence Data”: means Top Line Results for studies KX01-AK-003 and KX01-AK-004 with summary of the findings signed off by an executive member of Athenex with fully audited listings, tables and figures including SAS datasets.

3.Article 4.2(a) of the License shall be superseded and replaced with the following:

(a) Current Product Payment.

(i) Within forty-five (45) days of being provided with the Day 57 Phase 3/Phase 1 Contact Sensitization Data, Almirall shall notify Athenex in writing whether or not such data is, in

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Almirall’s sole discretion, satisfactory to Almirall and Almirall LLC. If such notice indicates that such data is satisfactory, or no such notice is provided within such forty-five (45) day period, and provided that Athenex has delivered to Almirall and Almirall LLC the first demand bank guarantee required under Section 4.2(b) with an expiry date of December 15, 2019, Almirall and Almirall LLC shall pay in total to Athenex $20,000,000 on the Effective Date, which date shall be no later than three (3) business days following Athenex delivery of the first demand bank guarantee to Almirall required in Section 4.2(b) below.

(ii)  Provided that Athenex has delivered each of the 12 Months Phase 3 Long-Term Recurrence Data earlier than October 1, 2019, if by November 15, 2019, Almirall provides written notice to Athenex that such data is not satisfactory, in Almirall’s sole discretion, then Athenex shall reimburse to Almirall and Almirall LLC any payment made under Section 4.2(a)(i). In the event Almirall provides written notice to Athenex that such data is not satisfactory, and if Athenex does not reimburse to Almirall and Almirall LLC payments made under Section 4.2(a)(i) before November 22, 2019, such reimbursement shall be made by draw on the first demand bank guarantee delivered to Almirall and Almirall LLC under Section 4.2(a)(i) and Section 4.2(b), and the Agreement shall terminate. Athenex’s reimbursement shall be done in accordance with the proportion used by Almirall and Almirall LLC for the payments made in accordance with Section 4.1.

(iii)  In the event Athenex does not deliver each of the 12 Months Phase 3 Long-Term Recurrence Data earlier than October 1, 2019, the Parties shall meet and discuss in good faith an action plan aimed at permitting Athenex to deliver each of the 12 Months Phase 3 Long-Term Recurrence Data at any later moment and to extend the expiration date of the first demand bank guarantee accordingly with the new delivery dates. Should the Parties not agree upon such action by December 1, 2019, Almirall will be entitled to be reimbursed by draw on the first demand bank guarantee. Should Almirall elect such reimbursement, the Agreement shall terminate.

(iv)  For the avoidance of doubt, any reimbursement to Almirall under Sections 3(a)(ii) or 3(a)(iii) of this Second Amendment shall cause the Agreement to terminate.

[Signature page follows.]

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IN WITNESS WHEREOF, Athenex, Almirall and Almirall LLC have executed this Second Amendment as of the date first set forth above.

ATHENEX, INC.		ALMIRALL, S.A.

/s/ Randoll Sze		/s/ Maria Garcia
By:	Randoll Sze	By:	Maria Garcia
Title:	Chief Financial Officer	Title:	Proxy

ALMIRALL LLC		ALMIRALL LLC

/s/ Amita Kent		/s/ Ron Menezes
By:	Amita Kent	By:	Ron Menezes
Title:	Senior Vice President, Legal Global Data Privacy Officer	Title:	President, General Manager

[Signature Page to Second Amendment to License and Development Agreement]

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